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			  SECURITIES AND EXCHANGE COMMISSION
			       Washington, D.C. 20549



				  FORM 8-K


			       CURRENT REPORT


		   Pursuant to Section 13 or 15(d) of the
		      Securities Exchange Act of 1934


		 Date of Report (Date of earliest event reported)
			     September 15, 1998


	RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993 B-2 (Exact name of registrant as specified in its charter)



       New York                     33-79328                   36-7051620
(State or other jurisdic-        (Commission File            (IRS Employer
 tion of incorporation)              Number)              Identification No.)




National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA                               20171-3025
(Address of principal executive offices)                        (ZIP Code)




Registrant's telephone number, including area code:     (703) 709-6700








   (Former name or former address, if changed since last report)

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Item 5. Other Events
	In accordance with Section 7.1(a) of the Trust Agreement, a semi-annual report dated September 15, 1998 was sent to certificateholders. A copy of the report appears as an exhibit to this filing.

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Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

	(c)    Exhibits

	       The following exhibit is filed herewith:

	       21.1   Semi-annual Report to Certificateholders dated September
	       15, 1998.


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				   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				   NATIONAL RURAL UTILITIES COOPERATIVE
				    FINANCE CORPORATION



				   \s\ STEVEN L. LILLY
				   Chief Financial Officer





September 18, 1998





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				  Exhibit Index


(21.1)  Semi-annual Report to Certificateholders dated September 15, 1998.


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To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993B-2
CUSIP:  781681 AS 0

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 7.1(a) of the Trust Agreement dated October 6, 1994.


		Certificate Payment Date:       September 15, 1998

		Distribution Allocable to
		   Principal:                   $            0.00

		Distribution Allocable to
		   Interest:                    $    1,837,000.00

		Fees Distributed to Servicer    $       17,600.00

		Principal Balance of Certifi-
			cates Outstanding:      $   44,000,000.00


No delinquency in payment under either the Note or the Guarantee has occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.

				  NATIONAL RURAL UTILITIES COOPERATIVE
				   FINANCE CORPORATION

				  \s\ STEVEN L. LILLY
				  Chief Financial Oficer